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                                                                   EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1991 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 12, 1997, with respect to the consolidated financial statements of Genelabs Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP



Palo Alto, California

June 25, 1997